                                                                 EXHIBIT 12.1



             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                Computation of Ratio of Earnings to Fixed Charges

                      Nine Months Ended September 30, 2000

                                   (Unaudited)



                                                                                           Ratio of Earnings
                                                                                            to Fixed Charges
 (Dollar amounts in millions)                                                            ---------------------

 Net earnings                                                                                      $  570
 Provision for income taxes                                                                           315
 Minority interest                                                                                      4
                                                                                         ---------------------

  Earnings before income taxes and minority interest                                                  889
                                                                                         ---------------------

 Fixed charges:
    Interest                                                                                           96
    Interest portion of net rentals                                                                    27
                                                                                         ---------------------

 Total fixed charges                                                                                  123
                                                                                         ---------------------


 Less interest capitalized, net of amortization
                                                                                                      ---
                                                                                         ---------------------

  Earnings before income taxes and minority interest, plus fixed charges                           $1,012
                                                                                         =====================



 Ratio of earnings to fixed charges                                                                   8.2
                                                                                         =====================




For purposes of computing the ratios, fixed charges consist of interest on all indebtedness and one-third of rentals, which management believes is a reasonable approximation of the interest factor of such rentals.